Board of Directors
U.S. Geothermal, Inc.
Boise, ID

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 25, 2007, except for Note 11, which is dated September 24, 2007, on the financial statements of U.S. Geothermal, Inc. as of March 31, 2007 and the period then ended, and the inclusion of our name under the heading "Experts" in the Amendment No. 1 to Form S-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 26, 2007